Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing Annual Report on Form 10-K to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion of our report dated May 28, 2009 related to the audit of the financial statements of IPtimize, Inc. as of and for the year ended December 31, 2008.

Denver, Colorado	/s/ Ronald R. Chadwick, P.C.

May 29, 2009